Vierte Änderungsvereinbarung zum

DIENSTVERTRAG vom 29. September 2016

zwischen

der Immunic AG, Lochhamer Schlag 21, 82166 Gräfelfing

(im Folgenden: „Gesellschaft“)

und

Frau Dr. Hella Kohlhof, Stöhrstr. 11, 81477 München

(im Folgenden: „Vorstand“)

Fourth Addendum to the SERVICE AGREEMENT dated 29 September 2016 between

Immunic AG, Lochhamer Schlag 21, 82166 Gräfelfing

(hereinafter: “Company”)

and

Dr. Hella Kohlhof, Stöhrstr. 11, 81477 Munich

(hereinafter: “Board Member”)

Präambel	Preamble

Die dienstvertraglichen Beziehungen zwischen den Parteien werden durch den Dienstvertrag vom 29. September 2016 („Dienstvertrag“), die Änderungsvereinbarung vom 4. September 2019, die Zweite Änderungsvereinbarung vom 25. März 2021 sowie die Dritte Änderungsvereinbarung vom 5. Januar 2022 geregelt. Dies vorausgeschickt, vereinbaren die Parteien folgende Änderungen zum vorbenannten Dienstvertrag, mit einer Laufzeit ab dem 1. Januar 2023 („Stichtagsdatum“) bis zum 31. Dezember 2023 („Beendigungsdatum“). Im Übrigen gelten der Dienstvertrag und die Änderungsvereinbarung vom 4. September 2019, die Zweite Änderungsvereinbarung vom 25. März 2021 sowie die Dritte Änderungsvereinbarung vom 5. Januar 2022 für die Laufzeit unverändert fort. Diese Präambel ist integraler Bestandteil dieser Änderungsvereinbarung.

The relationship between the parties is governed by a service agreement dated 29 September 2016 (“Service Agreement”), the Addendum to the Service Agreement dated 4 September 2019, the Second Addendum dated 25 March 2021 as well as the Third Addendum dated 5 January 2022. Now, therefore the parties agree on the following amendments to the aforementioned Service Agreement from 1 January 2023 (“Effective Date”) to 31 December 2023 (“Completion Date”). Apart from that, the Service Agreement and the Addendum to the Service Agreement dated 4 September 2019, the Second Addendum dated 25 March 2021 as well as the Third Addendum dated 5 January 2022 shall continue to apply without changes. This preamble shall be an integral part of this Addendum.

I.	Änderung des § 3 Ziffer 1 des Dienstvertrages	I.	Amendment of § 3 Clause 1 of the Service Agreement
§ 3 Ziffer 1 des Dienstvertrages wird wie folgt geändert: Der Vorstand erhält für seine Tätigkeit			§ 3 clause 1 of the Service Agreement shall be amended as follows: The Board Member shall receive for his services
a)

ein festes Jahresgehalt („Grundvergütung") in Höhe von EUR 380.069 brutto, das in 12 gleichen Monatsraten jeweils nachträglich am Monatsletzten ausbezahlt wird. Sofern dieser Vertrag nicht während der Dauer eines gesamten Kalenderjahres besteht, wird das Jahresfestgehalt zeitanteilig gezahlt.

a)

a fixed annual salary ("Basic Remuneration") in the amount of EUR 380,069 gross, which is paid in 12 equal monthly instalments at the end of each month. If this agreement does not exist for the duration of an entire calendar year, the fixed annual salary shall be paid pro rata temporis.

b)

eine jährliche variable Vergütung, die bei 100-prozentigem Erreichen der festgelegten Jahresziele maximal EUR 152.027,60 brutto beträgt. Die Einzelheiten, insbesondere zum Verfahren der Zielfestlegung, zur Feststellung der Zielerreichung und zur Fälligkeit ergeben sich aus dem Rahmenvertrag zur Zielvereinbarung in seiner jeweils geltenden Fassung. Die Art der Ziele, die Voraussetzungen für ihre Erreichung und ihre Gewichtung zueinander werden für das jeweilige Geschäftsjahr in einer gesonderten Zielfestlegung niedergelegt.

b)

an annual variable remuneration which amounts to EUR 152,027.60 gross in maximum if the defined annual targets are achieved by 100%. The details, in particular the procedure for setting targets, determining the achievement of targets and the due date, are set out in the framework agreement for the target agreement in its currently valid version. The type of targets, the prerequisites for their achievement and their weighting in relation to each other shall be laid down for the respective fiscal year in a separate definition of targets.

II.	Die übrigen Bestimmungen des Dienstvertrages behalten unverändert ihre Gültigkeit.	II.	The other provisions of the Service Agreement remain unaffected.
III.	Die deutsche Fassung dieser Änderungsvereinbarung ist maßgeblich.	III.	The German version of this Amendment Agreement shall be authoritative.

Gesellschaft/Company

Munich

Ort/ Place

1/16/2023

Datum/ Date

/s/ Jörg Neermann

Unterschrift/Signature:

Für die Gesellschaft, vertreten durch den

Aufsichtsrat, dieser vertreten durch den

Aufsichtsratsvorsitzender /

On behalf of the Company, represented by
the Supervisory Board, this represented by
the Chairman of the Supervisory Board

Vorstand/ Board Member Munich Ort/ Place 1/16/2023 Datum/ Date /s/ Dr. Hella Kohlhof Unterschrift/Signature: Vorstand/ Board Member